Exhibit 10.11

FIRST AMENDMENT

TO PLEDGE AGREEMENT

(Borrower)

This FIRST AMENDMENT TO PLEDGE AGREEMENT (this “Amendment”) is made as of the 23rd day of February, 2009 among:

(a) JUPITERMEDIA CORPORATION, a Delaware corporation, to be known as WebMediaBrands Inc. (“Borrower”); and

(b) KEYBANK NATIONAL ASSOCIATION, as administrative agent for the benefit of the Lenders, as hereinafter defined (“Agent”).

WHEREAS, Borrower entered into that certain Credit and Security Agreement, dated as of July 12, 2007, with the lenders named therein (the “Lenders”), Agent, and Citizens Bank, N.A., as the syndication agent (as amended, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Borrower and Agent entered into that certain Pledge Agreement, dated as of July 12, 2007 (as the same may from time to time be amended, restated or otherwise modified, the “Pledge Agreement”);

WHEREAS, Borrower and KeyBank National Association, in its own capacity and not as agent for the Lenders (“KeyBank”), entered into that certain hedge agreement, the terms and conditions of which are governed by that certain 1992 ISDA Master Agreement between Borrower and KeyBank, dated as of July 19, 2007 (the “Master Agreement”), and evidenced by that certain Confirmation between Borrower and KeyBank, dated as of July 19, 2007, executed in accordance with the Master Agreement (collectively, the “Swap Agreement”);

WHEREAS, on the date hereof, Borrower is terminating the Commitment under the Credit Agreement, pursuant to the terms of that certain Payoff Letter, dated as of February 23, 2009, from Agent, and acknowledged and agreed to by Borrower;

WHEREAS, notwithstanding the termination of the Credit Agreement, the obligations under the Swap Agreement (together with any other obligations owing to KeyBank under the Master Agreement, collectively, the “Swap Obligations”) that are currently secured pursuant to the Credit Agreement (and certain other security documents executed in connection therewith, including the Pledge Agreement) will be permitted to remain outstanding after the termination of the Credit Agreement;

WHEREAS, Borrower and Agent desire to amend the Pledge Agreement so that the Pledge Agreement only continues to secure the Swap Obligations;

WHEREAS, each capitalized term used herein and defined in the Pledge Agreement, but not otherwise defined herein, shall have the meaning given such term in the Pledge Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Pledge Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower and Agent agree as follows:

1. Amendment to Introductory Paragraph. The introductory paragraph of the Pledge Agreement is hereby amended to delete therefrom the phrase “as administrative agent under the Credit Agreement, as hereinafter defined”, and to insert in place thereof the phrase “as administrative agent for itself and any other Persons that participate in the Swap Obligations”.

2. Amendment to Recitals. Section 1 of the Pledge Agreement is hereby amended to delete Section 1 therefrom and to insert in place thereof the following:

1. Recitals.

Borrower has entered into that certain ISDA Master Agreement, dated as of July 19, 2007, with KeyBank (as the same may from time to time be amended, restated or otherwise modified, the “Master Agreement”), as evidenced by that certain Confirmation, dated as of July 19, 2007, executed in accordance with the Master Agreement (the “Confirmation”, and together with the Master Agreement, collectively, the “Swap Agreement”).

Borrower deems it to be in its direct pecuniary and business interests that Borrower continue to obtain from the Lenders, as hereinafter defined, the financial accommodations provided for in the Swap Agreement.

Borrower understands that the Lenders are willing to continue to grant such financial accommodations to Borrower only upon certain terms and conditions, one of which is that Borrower continue to grant to Agent, for the benefit of the Lenders, a security interest in the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Lenders continuing to grant the financial accommodations provided for under the Swap Agreement and for other valuable consideration.

3. Amendment to the Introductory Clause of Section 2. Section 2 of the Pledge Agreement is hereby amended to delete the introductory clause therefrom and to insert in place thereof the following:

“Except as specifically defined herein, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:”

4. Amendment to Definitions. Section 2 of the Pledge Agreement is hereby amended to delete the definitions of “Obligations” and “Pledged Securities” therefrom and to insert in place thereof, respectively, the following:

“Obligations” means, collectively, (a) all present and future obligations and liabilities of any kind incurred by Borrower pursuant to the Swap Agreement, including all Transactions, as defined in the Swap Agreement, entered into thereunder and all termination values, expenses and damages payable in accordance with the terms thereof; (b) interest from time to time accruing on any of the foregoing, and all fees and other amounts payable by Borrower pursuant to the Swap Agreement or any other Loan Document; and (c) all Related Expenses.

“Pledged Securities” means, subject to Section 5 hereof, all of the shares of stock or other equity interest of each Subsidiary of Pledgor owned by Pledgor, as listed on the attached Exhibit A, and all additional shares of stock or other equity interest of each Subsidiary of Pledgor owned by Pledgor from time to time or acquired by Pledgor in any manner; provided that Pledged Securities shall exclude Pledgor’s interest in Japan.internet.com K.K.

5. Additions to Definitions. Section 2 of the Pledge Agreement is hereby amended to add the following new definitions thereto:

“Business Day” means any day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in Cleveland, Ohio or New York, New York.

“Companies” means Borrower and all Subsidiaries of Borrower.

“Company” means Borrower or a Subsidiary of Borrower.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

“KeyBank” means KeyBank National Association, a national banking association, and its successors and assigns.

“Lender” or “Lenders” means KeyBank.

“Loan Documents” means, collectively, this Agreement, the Swap Agreement, any documents executed in connection with the Swap Agreement, and any documents that secure the Swap Agreement, and any document executed by Borrower in connection with obligations that are secured by the security interest granted under this Agreement; as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by Agent, or imposed upon or asserted against Agent or any Lender, in any attempt by Agent and the Lenders to (i) enforce this Agreement, the Swap Agreement or any Related Writing, or to obtain, preserve or perfect any security interest evidenced by this Agreement, the Swap Agreement or any Related Writing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate, as defined in the Swap Agreement.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any guarantor of payment or any mortgagor, or any officers or agents of any of the foregoing, to Agent or the Lenders pursuant to or otherwise in connection with the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership, limited liability company or unlimited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in Ohio.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

6. Amendment to Representations and Warranties. Section 4 of the Pledge Agreement is hereby amended to delete subsections 4.1 and 4.5 therefrom and to insert in place thereof, respectively, the following:

4.1. Borrower is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Borrower that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing only Agent and the Lenders or as set forth on Schedule 1 hereto.

4.5. The pledge, assignment and delivery of the Pledged Securities hereunder creates a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof. Other than pursuant to this Agreement or as set forth on Schedule 1 hereto, Borrower has not granted any other liens on, or security interests in, the Pledged Securities.

7. Amendment to Foreign Subsidiaries. Section 5 of the Pledge Agreement is hereby amended to delete Section 5 therefrom and to insert in place thereof the following:

5. Foreign Subsidiaries. Notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to pledge the equity interest of any indirect Foreign Subsidiary or more than sixty-five percent (65%) of the total combined Voting Power of all classes of equity interests or stock of any first tier (direct) Foreign Subsidiary.

8. Amendment to Additional Covenants of Borrower. Section 6 of the Pledge Agreement is hereby amended to delete subsection 6.2 therefrom and to insert in place thereof the following:

6.2. Borrower covenants and agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Agent and the Lenders, and as set forth on Schedule 1 hereto.

9. Amendment to Event of Default. Section 7 of the Pledge Agreement is hereby amended to delete subsection 7.1 therefrom and to insert in place thereof the following:

7.1. Any of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default, as defined in the Swap Agreement, shall occur under the Swap Agreement; (b) any representation, warranty or statement made by Borrower in or pursuant to this Agreement or in any other writing received by Agent or the Lenders in connection with the Obligations shall be false or erroneous in any material respect; or (c) Borrower shall fail or omit to perform or observe any agreement made by Borrower in or pursuant to this Agreement or in any other writing received by Agent or the Lenders pursuant hereto, and such failure or omission to perform or observe such agreement or other writing shall not have been fully corrected within thirty (30) days after the earlier of (i) any financial officer of Borrower becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to Borrower by Agent that the specified failure or omission is to be remedied.

10. Amendment to Notice. Section 10 of the Pledge Agreement is hereby amended to delete Section 10 therefrom and to insert in place thereof the following:

10. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified as Borrower’s notice address in the Swap Agreement, if to Agent, mailed or delivered to it, addressed to KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Institutional Bank, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

11. Amendment to Termination. Section 14 of the Pledge Agreement is hereby amended to delete Section 14 therefrom and to insert in place thereof the following:

14. Termination. At such time as the Obligations shall have been irrevocably paid in full and the Swap Agreement terminated and not replaced by any other credit facility with Agent, Borrower shall have the right to terminate this Agreement. Upon written request of Borrower, Agent shall promptly execute and deliver to Borrower appropriate releases with respect to the Collateral and return all of the Pledged Securities to Borrower.

12. Amendment to Schedules to Pledge Agreement. The Pledge Agreement is hereby amended to add a new Schedule 1 (Liens) thereto, in the form of Schedule 1 hereto.

13. Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall pay all legal fees and expenses of Agent in connection with this Amendment.

14. Confirmation of Recitals. Borrower and Agent hereby confirm the statements set forth in the recitals of this Amendment.

15. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Swap Agreement and all Related Writings is true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true an correct in all material respects as of such earlier date); (f) on the date hereof, Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Swap Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

16. Waiver and Release. Borrower, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrower is aware on the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

17. References to Pledge Agreement and Ratification. Each reference that is made in the Pledge Agreement or any other Related Writing shall hereafter be construed as a reference to the Pledge Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Pledge Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

18. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

19. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

20. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

21. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

JUPITERMEDIA CORPORATION

By:	/s/ Alan M. Meckler
Name:	Alan M. Meckler
Title:	Chairman and Chief Executive Officer

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Jeff Kalinowsky
Jeff Kalinowsky Senior Vice President

Signature Page to

First Amendment to Pledge Agreement